Exhibit 23.1

www.deloitte.com Deloitte Bedrijfsrevisoren / Reviseurs d’Entreprises Gateway building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel. +32 2 800 20 00 Fax +32 2 800 20 01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated July 25, 2017, relating to the financial statements of Ablynx NV, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 28, appearing in the Prospectus included in the Registration Statement on Form F-1 (No. 333-220763) and to the reference to us under the heading “Experts” in the Prospectus.

Zaventem, 25 October 2017

/s/ Nico Houthaeve

DELOITTE Bedrijfsrevisoren / Réviseurs d’Entreprises

BV o.v.v.e. CVBA / SC s.f.d. SCRL

Represented by Nico Houthaeve

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway Building, Luchthaven Nationaal, 1J, Zaventem, 1930, Belgium

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited